IDEX Proprietary & Confidential Second Quarter Earnings July 19, 2016

IDEX Proprietary & Confidential Brand names shown in this presentation are registered trademarks of IDEX Corporation and/or its subsidiaries • IDEX’s Outlook • Q2 2016 Financial Performance • Q2 2016 Segment Performance • Fluid & Metering • Health & Science • Fire & Safety / Diversified Products • 2016 Guidance Detail • Q&A 1 AGENDA

IDEX Proprietary & Confidential Brand names shown in this presentation are registered trademarks of IDEX Corporation and/or its subsidiaries • Dial toll–free: 877.660.6853 • International: 201.612.7415 • Conference ID: #13620006 • Log on to: www.idexcorp.com 2 Replay Information

IDEX Proprietary & Confidential Brand names shown in this presentation are registered trademarks of IDEX Corporation and/or its subsidiaries Cautionary Statement Under the Private Securities Litigation Reform Act; Non-GAAP Measures This presentation and discussion will include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements may relate to, among other things, capital expenditures, acquisitions, cost reductions, cash flow, revenues, earnings, market conditions, global economies and operating improvements, and are indicated by words or phrases such as “anticipate,” “estimate,” “plans,” “expects,” “projects,” “forecasts,” “should,” “could,” “will,” “management believes,” “the company believes,” “the company intends,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this news release. The risks and uncertainties include, but are not limited to, the following: economic and political consequences resulting from terrorist attacks and wars; levels of industrial activity and economic conditions in the U.S. and other countries around the world; pricing pressures and other competitive factors, and levels of capital spending in certain industries – all of which could have a material impact on order rates and IDEX’s results, particularly in light of the low levels of order backlogs it typically maintains; its ability to make acquisitions and to integrate and operate acquired businesses on a profitable basis; the relationship of the U.S. dollar to other currencies and its impact on pricing and cost competitiveness; political and economic conditions in foreign countries in which the company operates; interest rates; capacity utilization and the effect this has on costs; labor markets; market conditions and material costs; and developments with respect to contingencies, such as litigation and environmental matters. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included in the company’s most recent annual report on Form 10-K filed with the SEC and the other risks discussed in the company’s filings with the SEC. The forward-looking statements included in this presentation and discussion are only made as of today’s date, and management undertakes no obligation to publicly update them to reflect subsequent events or circumstances, except as may be required by law. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information in this presentation and discussion. This presentation contains non-GAAP financial information. Reconciliations of non-GAAP measures are included either in this presentation or our earnings release for the three-month period ending June 30, 2016, which is available on our website. 3

IDEX Proprietary & Confidential Brand names shown in this presentation are registered trademarks of IDEX Corporation and/or its subsidiaries $0 $50 $100 Q2 $86 $80 2015 2016 16.0% 18.0% 20.0% 22.0% Q2 21.3% 20.6% 2015 2016 $0.00 $0.50 $1.00 Q2 $0.89 $0.99 2015 2016 $0 $200 $400 $600 Q2 $515 $550 2015 2016 4 IDEX Q2 Financial Performance Sales EPS Operating Margin Free Cash Flow 70 bps decrease 11% increase 7% decrease EPS increased 11 percent with Free Cash Flow over 106 percent of net income ($M, excl. EPS) Organic: 1% decrease

IDEX Proprietary & Confidential Brand names shown in this presentation are registered trademarks of IDEX Corporation and/or its subsidiaries 5 2016 Q2 Results Bridge EPS Midpoint of Q2’16 Guidance $0.92 Q2’16 Operational Over Performance .02 Q2’16 Akron Brass Inventory Set-up Adjustment (vs guidance) .02 Contingent Consideration Adjustment .01 Q2’16 Lower Tax Rate (vs guidance) .01 Favorable FX (recorded as other income) .01 Reported Q2’16 Results $0.99

IDEX Proprietary & Confidential Brand names shown in this presentation are registered trademarks of IDEX Corporation and/or its subsidiaries 6 Fluid & Metering Orders Sales Q2 Sales Mix: Organic 1% Acquisition 2% Fx 0% Reported Sales 3% Q2 Summary:  FMT organic sales increased for first time since Q1 2015  Water market remains strong in North America  North American industrial distribution market showing signs of stabilization  Energy projects that had been delayed for several quarters shipped in Q2 Operating Margin Organic sales up 1% $0 $100 $200 $300 Q2 $219 $220 2015 2016 20.0% 22.0% 24.0% 26.0% Q2 24.1% 24.3% 2015 2016 $0 $100 $200 $300 Q2 $215 $222 2015 2016 Organic: 20 bps increase Organic: 1% decrease Organic: 1% increase ($M)

IDEX Proprietary & Confidential Brand names shown in this presentation are registered trademarks of IDEX Corporation and/or its subsidiaries 7 Health & Science Orders Sales Operating Margin Q2 Sales Mix: Organic -2% Acquisition/Divestiture 2% Fx -1% Reported Sales -1% Q2 Summary:  Scientific Fluidics end markets continue to over deliver with positive outlook for remainder of year  Strong pharma market in Asia continues to drive the MPT platform  Industrial exposed business continues to be soft resulting in the decline in organic sales  Sealing platform benefitting from strength in semiconductor market Life Science and semiconductor markets remain strong $0 $50 $100 $150 $200 Q2 $180 $182 2015 2016 $0 $50 $100 $150 $200 Q2 $188 $187 2015 2016 19.0% 20.0% 21.0% 22.0% 23.0% Q2 22.3% 22.0% 2015 2016 Organic: Flat Organic: 2% decrease 30 bps decrease ($M)

IDEX Proprietary & Confidential Brand names shown in this presentation are registered trademarks of IDEX Corporation and/or its subsidiaries 8 Fire & Safety / Diversified Orders Sales Operating Margin Q2 Summary:  Excluding the Akron Brass fair value inventory step-up charge of $3.6 million, operating margin for the segment would have been 26.6%  Integration of Akron Brass and AWG progressing as planned  Dispensing core markets in North America, Asia and Europe remain solid, with profitability improvements driven by increased X-Smart sales  Rescue continues to see project delays in Asian markets AWG acquired on July 1st Q2 Sales Mix: Organic -1% Acquisition 28% Fx 0% Reported Sales 27% $0 $50 $100 $150 Q2 $106 $127 2015 2016 Organic: 9% decrease $0 $50 $100 $150 Q2 $112 $142 2015 2016 15.0% 20.0% 25.0% 30.0% Q2 28.1% 24.1% 2015 2016 Organic: 1% decrease 400 bps decrease ($M)

Outlook: 2016 Guidance Summary

Q3 2016

- EPS estimate range: $0.90 – $0.92
- Organic revenue growth: Flat
- Operating margin: ~ 20.5%
- Tax rate: ~ 27%
- Fx impact: ~1.0% topline headwind, based on June 30, 2016 Fx rates

FY 2016

- EPS estimate range: $3.70 – $3.75
- Organic revenue growth: Flat
- Operating margin: 20.5% – 21.0%
- Fx impact: ~1.0% topline headwind, based on June 30, 2016 Fx rates
- Other modeling items
  - Tax rate: ~ 27%
  - Cap Ex: ~ $45M
  - Free Cash Flow will be ~120% of net income
  - Continued share repurchases: ~ net 1% reduction
  - EPS estimate excludes all future acquisitions and associated costs

IDEX | Trusted Solutions, Improving Lives™

Brand names shown in this presentation are registered trademarks of IDEX Corporation and/or its subsidiaries
IDEX Proprietary & Confidential

9